Exhibit 99.3

QUESTIONS AND ANSWERS ABOUT TODAY’S ANNOUNCEMENT

Today we announced that we have entered into a purchase agreement with EverBank Financial Corp. As described in the press release, following the sale, Sterling Bank employees will become employees of EverBank, and all of our California and New York branches will become EverBank branch offices. Our holding company, Sterling Bancorp, will then wind down its operations in subsequent months.

As you have heard through town hall meetings and investor calls, the Board has been considering the Company’s strategic initiatives for several years, and this is an exciting day for the Bank. With your active participation and dedication, we look forward to the future of the merged bank.

We realize that you will have questions relating to the Bank’s sale. While many items relating to the integration and transition are still under discussion, we wanted to share some information relating to your employment and benefits. We will continue to provide you with additional information as quickly as practicable and as decisions are finalized.

1.	When is the deal expected to close?

We expect to close in the first quarter of 2025, subject to approvals from our shareholders and EverBank’s regulators. During the time leading up to the closing, we will need to continue to operate as an independent organization. While we prepare for the Bank’s integration with EverBank, we expect each of you to continue to strive to provide high-level service to our customers.

2.	Who is EverBank?

EverBank is a $40 billion bank headquartered in Jacksonville, Florida. It is owned primarily by several private equity funds, and its shares are not publicly traded. EverBank’s retail deposit business currently is conducted primarily online, and it has been seeking a stable branch network to diversify and expand funding sources, especially in California where a portion of its senior management team is already located. The Sterling branch network fits those needs very well.

3.	What if I have unvested restricted stock?

Employees that hold unvested restricted stock will automatically be fully vested as of the closing date, and any required tax withholding will take place at the time the restricted stock vests. Holders of vested restricted stock will be treated the same as other shareholders, receiving cash for each share from the holding company through its dissolution.

4.	When will I receive distributions in connection with my Sterling stock?

Cash distributions to shareholders will likely occur in two stages. We currently expect an initial distribution to shareholders of substantially all of the purchase price received by the Company from the sale of the Bank shortly following the closing of the sale. The final distribution would occur following the resolution of all of the Company’s remaining obligations and liabilities in accordance with Michigan Law and our plan of dissolution. It is anticipated that the earliest the final distribution would occur is six months following the closing. We cannot currently predict the potential amount of the final distribution.

5.	Will there be a job for me at EverBank, or will my position be eliminated?

Because integration planning is ongoing at EverBank, it is not possible to determine at this time which positions will remain and which positions will be eliminated, but we expect that some employees will continue employment with EverBank. What we understand, currently, is that EverBank plans to keep our California and New York branches and staff. Much of the operations of legacy Sterling Bank will continue from the closing until the systems conversion which may be as late as September 2025. During that transition time many employees will continue to be retained, and we also anticipate that there will be long term career opportunities available at EverBank. You will receive further information once this has been determined.

6.	If my position is eliminated, will I receive a severance package?

Yes. If you are covered by the Bank’s Severance Benefit Plan and your position is eliminated during the three months prior to or one year after the sale, and you are not offered employment by EverBank (or the opportunity to apply for employment at EverBank) at materially similar compensation during this time, you will be eligible to receive severance, subject to executing a release of claims. As described in the Severance Benefit Plan, severance benefits in the event of a change of control are calculated by multiplying two weeks of your base compensation by your years of service, with a minimum payment of four weeks and a maximum of 52 weeks of base compensation. You also will be paid for any accrued and unused paid time off in your final paycheck, or earlier if required by law. If you elect continuation of your healthcare coverage under COBRA, you will only pay active employee rates for six months. The Bank also will pay the full cost of outplacement services for a period of up to six months following your termination to help you to find new employment.

7.	Will my role and responsibilities change?

As is the normal course of business for companies seeking to remain competitive, and as with any transaction, positions and responsibilities can and do change. We do not anticipate changes prior to the closing as EverBank assesses how to best integrate the two banks.

8.	If my role changes and it’s not what I want to do, what other options are available to me?

If, after the sale, your responsibilities change materially in a way you do not want, you have the ability to resign. Before you resign, please speak with the Human Resources team, including regarding any eligibility for severance.

9.	Will my pay change (base compensation, bonus, commission, etc.)?

Following the closing, EverBank may make changes to your pay as part of the integration process, although we do not anticipate that base pay will be reduced. EverBank will communicate any changes to you at the appropriate time.

10.	How will my benefits be impacted?

Initially, we expect that your health and welfare benefits will continue following the closing. EverBank may request that the Bank’s 401(k) plan be terminated prior to the closing date. If the 401(k) plan is terminated, you will continue to be fully vested in your 401(k) plan account.

After closing, you will likely be transitioned onto the benefit plans of EverBank as part of ongoing employee and benefits integration. EverBank has agreed that you and your dependents will not be subject to any preexisting condition limitations and waiting periods under the EverBank health and welfare plans if you were not subject to preexisting condition limitations and waiting periods under the Bank plans. EverBank also expects that Sterling health and welfare benefits plans will likely remain in place for the balance of the year 2025. In 2026, remaining employees will transition to the EverBank benefit plans.

11.	Can I take my vacation and personal days as scheduled?

While you are employed, you may take vacation and personal days under the policies of the Bank until the closing. After the closing, you may be transitioned onto the vacation or paid time off plans and policies of EverBank. If this occurs, EverBank has agreed that you will be credited for the same number of years of service under the EverBank policy as you were under the Bank policy.

12.	Will I report to a new manager or department?

Following the closing, to integrate the Bank and EverBank, there may be changes to the organizational structure, including what department you are in and who you will report to.

13.	What should I be doing in response to this announcement?

While there are many questions yet to be fully answered, you should do your best to concentrate on carrying out your daily responsibilities and continuing to provide the same excellent level of service to our customers, fellow employees, communities and shareholders. We will provide ongoing communications to share new developments and to answer additional questions as we get closer to the closing.

14.	If customers ask me about the sale, how should I respond?

Please refer them to the press release posted on the investor page of our website.

15.	If I have questions, who should I ask? If fellow employees ask me questions, how should I respond?

We ask that you and fellow employees direct all questions to your manager or Human Resources. Try to avoid speculation and rumors, especially when we do not have all the facts. Know that we will continue to share as much information as we can as soon as we are able.

16.	If friends, neighbors or others ask me questions about the sale, how should I respond?

You can tell them that the Bank is merging with EverBank and refer them to the press release posted on the investor page of our website. As always, you should never discuss confidential business with family and friends.

17.	How can I get additional information?

The Company expects to file a proxy statement with the SEC in the coming weeks for a special meeting of the Company’s shareholders to vote on the sale. Investors and shareholders of the Company will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to One Towne Square, Suite 1900, Southfield, Michigan 48076, Attn: Shareholder Relations Department, (248) 355-2400.

Forward-Looking Statements

This Q&A contains certain statements that are, or may be deemed to be, “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, including any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “believe,” “expect,” “continue,” “will,” “estimate,” “intend,” “plan,” “anticipate,” and “would” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature, though the absence of these words does not mean a statement is not forward-looking. All statements other than statements of historical facts, including but not limited to statements regarding the economy and financial markets, government investigations, credit quality, the regulatory scheme governing our industry, competition in our industry, interest rates, our liquidity, our business and our governance, are forward-looking statements. We have based the forward-looking statements in this Q&A primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. There can be no assurance that future developments will be those that have been anticipated. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 14, 2024, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. These risks are not exhaustive. Other sections of this Q&A and our filings with the SEC include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Q&A. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Additional Information and Where to Find It

In connection with the proposed transactions, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS.

Investors and shareholders of the Company will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to One Towne Square, Suite 1900, Southfield, Michigan 48076, Attn: Shareholder Relations Department, (248) 355-2400.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in the proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

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